Exhibit 8.1

                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                October 30, 2000


BMW Vehicle Lease Trust 2000-A
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07675

BMW Auto Leasing LLC
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07675

Financial Services Vehicle Trust
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07675

BMW Manufacturing LP
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07675

                  Re:  BMW Vehicle Lease Trust 2000-A Asset Backed Senior Notes
                       --------------------------------------------------------

Ladies and Gentlemen:

                     We have acted as counsel to BMW Vehicle Lease Trust 2000-A, a Delaware business trust (the "Trust"), BMW Auto Leasing LLC, a Delaware limited liability company, Financial Services Vehicle Trust, a Delaware business trust, and BMW Manufacturing LP, an Indiana limited partnership (together, the "Companies"), in connection with the preparation and filing with the Securities and Exchange Commission of Amendment No. 1 to the Companies' Registration Statement (Registration No. 333-43128) on Form S-1 filed on August 4, 2000, as amended to the date hereof (together with the exhibits thereto, the "Registration Statement") relating to the registration by the Companies of Senior Notes (the "Senior Notes"). As described in the Registration Statement, the Senior Notes will be issued by the Trust, which was formed by BMW Auto Leasing LLC, as transferor, and Wilmington Trust Company, a Delaware banking corporation, as trustee, pursuant to a trust agreement dated August 3, 2000 and to be amended as of November 1, 2000 (the "Amended and Restated Trust Agreement").

                     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus which is a part thereof (the "Prospectus"), a draft of the Amended and Restated Trust Agreement, and such corporate records, agreements, documents and other instruments (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives of the Trust and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the correctness of all representations made therein. (The terms of the Documents are incorporated herein by reference.) We have further assumed that the final executed Documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

                     Based on the foregoing, subject to the next paragraph and assuming full compliance with all the terms of the Documents, it is our opinion that, for federal income tax purposes (i) the Senior Notes when issued will not constitute an ownership interest in the Trust's assets, but properly will be characterized as debt secured by the Trust's assets, (ii) the Trust will not constitute an association or publicly-traded partnership taxable as a corporation for federal income tax purposes, and (iii) all statements as to matters of law and legal conclusions contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences," except to the extent qualified therein and herein, are correct in all material respects and reflect our opinion as of the date hereof.

                     The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts, including the taking of any action by any party to any of the transactions described in the Documents pursuant to an opinion of counsel as required by any of the Documents relating to such transactions, or in the Documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

                     We consent to the references in the Prospectus under the caption "Material United States Federal Income Tax Consequences" to our firm. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed, quoted or referred to, any other person.



                                              Very truly yours,

                                              /s/ Weil, Gotshal & Manges LLP



                                       2